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                                                                  EXHIBIT 23.1

            Consent of BDO Seidman, LLP, Independent Accountants

        We hereby consent to the use in Form 8-K of Catalytica, Inc., of our report dated July 23, 1999, relating to the consolidated financial statements of Wyckoff Chemical Company, Inc.

BDO Seidman, LLP

/s/ BDO Seidman, LLP

Kalamazoo, Michigan
September 29, 1999